UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2016

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	26-1607874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11825 Major Street, Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

(310) 915-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Bistromatics Services Agreement

On November 12, 2016, eWellness Healthcare Corporation (the “Company”) entered into a Services Agreement with Bistromatics, Inc. (the “Services Agreement”), a Company incorporated under the laws of Canada (“Bistromatics”).

Pursuant to the Services Agreement, attached hereto as Exhibit 10.2, Bistromatics will provide operational oversight of the Company’s Phzio System including: development, content editing, client on boarding, clinic training, support & maintenance, billing, hosting and oversight and support of CRM and helpdesk system. As compensation for Bistromatics services, the Company has agreed to pay a monthly base fee of $50,000 monthly until Bistromatics has successfully signed and collected the first monthly service fee for 100 Physical Therapy Clinics to start using the PHZIO platform. If and when Bistromatics provides the Company with evidence of the 100 Physical Therapy Clinics, the monthly service fee will extend to $100,000. On or before November 15, 2016. Bistromatics will have the ability to convert any outstanding amounts that fall in arrears 60 days into common stock at the same terms as the next round of financing or the Company’s common stock market price, whichever is higher.

Additionally, as compensation for work already completed by Bistromatics, the Company will issue 25,280,899 shares of the Company’s common stock, at $0.0089 per share, and provide Bistromatics with the right to appoint 40% of the Board seats at eWellness. Bistromatics also gains the exclusive rights to the Canadian market for all eWellness service and product offerings in perpetuity, subject to a royalty on revenues of 10% payable to eWellness. In the event of a sale of the Canadian rights and the operations associated with the Canadian market for the Phzio platform, eWellness shall forfeit any future royalties and receive a 10% commission on the sale if Bistromatics is responsible for facilitating the sale opportunity or in the event of a sale where eWellness has facilitated the sale opportunity, then eWellness shall receive a 25% commission on the sale of the Canadian operations.

Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement. On August 16, 2016 the Company borrowed a principle indebtedness of $213,255.31 from Rodney Schoemann in the form of a 90-day non-convertible note due on November 14, 2016. During that period the Company paid $33,204.15 in principal against the note and as of November 15, 2016 the Company is in default for the remaining balance of $178,628.91. The Company is currently in discussions with the noteholder regarding an extension of the due date, but there can be no guarantee as to the outcome of those discussions.

Important Notice regarding the Documents

The Documents have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Documents; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Services Agreement

10.2	Rodney Schoemann Note

+ Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

eWellness Healthcare Corporation

Date: November 21, 2016	By:
Darwin Fogt, Chief Executive Officer